SUB-ITEM 77Q3

AIM  MONEY MARKET FUND
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 7/31/2008
FILE NUMBER  811-05686
SERIES NO.:  6

72DD   1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         AIM Cash Reserve Shares                          $19,841
       2 Dividends for a second class of open-end company shares (000's Omitted)
         Class B                                          $ 3,329
         Class C                                          $ 2,266
         Class R                                          $   634
         Investor Class                                   $ 9,353

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         AIM Cash Reserve Shares                           0.0316
       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B                                           0.0241
         Class C                                           0.0241
         Class R                                           0.0291
         Investor Class                                    0.0336

74U.   1 Number of shares outstanding (000's omitted)
         AIM Cash Reserve Shares                          727,748
       2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
         Class B                                          132,082
         Class C                                          112,041
         Class R                                           26,813
         Investor Class                                   296,718

74V.   1 Net asset value per share (to nearest cent)
         AIMlCashAReserve Shares                          $  1.00
       2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Class B                                          $  1.00
         Class C                                          $  1.00
         Class R                                          $  1.00
         Investor Class                                   $  1.00